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                                                                   EXHIBIT 10.13


                       CONFIDENTIAL RESIGNATION AGREEMENT
                         AND GENERAL RELEASE OF CLAIMS

        1. David Licurse ("Employee") was employed by @pos.com, Inc. (the "Company") on or about December 21, 1995. Employee has now decided to resign from his employment with the Company. It is the Company's desire to provide Employee with certain benefits that he would not otherwise be entitled to receive upon his resignation and to resolve any claims that Employee has or may have against the Company. Accordingly, Employee and the Company agree as set forth below. This Agreement will become effective on the eighth day after it is signed by Employee (the "Effective Date"), provided that Employee has not revoked this Agreement (by written notice to Aziz Valliani at the Company) prior to that date.

        2. Employee hereby resigns voluntarily from his employment with the Company effective as of February 29, 2000 (the "Resignation Date").

        3. The Company shall provide Employee with the following benefits when this Agreement becomes effective:

                a. During the period between the Resignation Date and August 31, 2000, (the "Consulting Period"), Employee will be retained by the Company as a consultant on an independent contractor basis and will perform the services described in paragraph 4; if Employee has not secured alternative employment by August 31, 2000, this Consulting Period may be extended to November 30, 2000 (the "Extended Consulting Period") and all terms and conditions of this Agreement will remain in effect during the Extended Consulting Period.

                b. In exchange for Employee's satisfactory performance of his duties as a consultant, the Company will continue to pay Employee's wages at his current base pay rate during the Consulting Period (which amount will not be subject to tax withholding in view of Employee's independent contractor status, but will be reported to the applicable tax authorities on Form 1099);

                c. In the event that Employee elects to obtain continued group health insurance coverage in accordance with federal law (COBRA) following the Resignation Date, the Company will reimburse Employee for the premiums for such coverage through the earlier of August 31, 2000 or the date on which Employee first obtains other group health insurance coverage; thereafter, Employee may elect to purchase continued group health insurance coverage at his own expense in accordance with COBRA; otherwise, Employee will not be entitled to any other employee benefits, including, but not limited to vacation benefits, bonuses, life insurance, AD&D and LTD and Employee will not be entitled to contribute money towards the Company's Section 125 or 401(k) plans. Employee may submit reimbursement vouchers (with the appropriate receipts and documentation) to the Company's broker, Ray Silva Insurance Associates, Inc., for reimbursement of any money Employee has already contributed to his Section 125 account in accordance with the Company's Section 125 Plan guidelines. Shortly after Employee's Resignation Date with the Company, CIGNA, the Company's 401(k) provider, will send information directly to Employee which describes Employee's options with regard to money Employee has already contributed to his 401(k) account.



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                d. the Company agrees that it will not contest any claim for unemployment benefits that may be filed by Employee after the Resignation Date; and

                e. the Parties agree that for purposes of determining the number of shares of the Company's common stock which Employee is entitled to purchase from the Company, the vesting of stock options will cease on August 31, 2000. In accordance with the Company's Stock Option Plan, Employee shall have ninety (90) days from the end of the Consulting Period to exercise his vested stock options under this paragraph. The Parties agree that 163,000 shares of Common Stock of the Company, which are subject to repurchase by the Company, shall be released from the repurchase option of the Company (as described in the Restricted Stock Purchase Agreement) on the date on which the Employee ceases to provide consulting services to the Company pursuant to paragraph 3(a), and on the date herewith the Parties shall execute an Amendment to the Restricted Stock Purchase Agreement, in the form attached hereto as Exhibit A.

Employee acknowledges that he has been paid all wages and accrued, unused vacation that Employee earned during his employment with the Company. Employee understands and acknowledges that he shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this paragraph 3.

        4. During the Consulting Period, Employee will (a) perform such consulting services as may be assigned to him by Aziz Valliani or Lavan Fernando of the Company from time to time; (b) agree to sign Company's Nondisclosure Agreement applicable to consultants; and (c) not perform any work or services for, or provide any assistance to (as an employee, consultant, contractor, partner, director or investor), any entity that is engaged in the sale manufacture or development of any products or services that compete with any products or services sold, manufactured or under development by the Company or its subsidiary, ReceiptCity.com.

        5. Employee and his successors release the Company and its subsidiary company, ReceiptCity.com, and their respective shareholders, investors, subsidiaries, affiliates, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against the released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which this Agreement becomes effective, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law.



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        6. Employee acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that he has or may have under section 1542 to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.

        7. Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights or confidentiality agreements between the Company and Employee.

        8. Employee agrees that he shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than his immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. Employee further agrees that he will not, at any time in the future, make any critical, disparaging, defamatory or slanderous statements about the Company, its products or its employees, unless such statements are made truthfully in response to a subpoena or other legal process.

        9. Employee further agrees that he will refrain from any tortious interference with the contracts and relationships of the Company.

        10. Employee agrees that in the event of his breach of paragraph 8, it will be impractical and extremely difficult to determine the actual damages suffered by the Company as a result of that breach. Accordingly, Employee agrees that if he breaches paragraph 8, he shall pay the Company the sum of $25,000 as liquidated damages.



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        11. Employee agrees that for a period of two (2) years following the
Resignation Date, he will not, on behalf of himself or any other person or entity, directly or indirectly solicit any employee of the Company or its subsidiary, ReceiptCity.com, to terminate his/ her employment with the Company or ReceiptCity.com.

        12. In order to further protect the Company's and its subsidiary's valuable proprietary information, Employee agrees that during the Consulting Period and for a period of two (2) years following the Resignation Date, he will not, as a compensated or uncompensated officer, director, consultant, advisor, partner, joint venturer, investor, independent contractor, employee or otherwise, provide any labor, services, advice or assistance to any direct competitors of the Company or its subsidiary. Employee acknowledges and agrees that the restrictions contained in the preceding sentence are reasonable and necessary, as there is a significant risk that his provision of labor, services, advice or assistance to any of those competitors could result in the inevitable disclosure of the Company's or its subsidiary's proprietary information. Employee further acknowledges and agrees that the restrictions contained in this paragraph will not preclude him from engaging in any trade, business or profession that he is qualified to engage in which are not in competition with the Company or its subsidiary.

        13. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

        14. In the event of any legal action relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in that action.

        15. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements, whether written or oral, with the exception of any agreements described in paragraph 7. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee. This Agreement shall be governed by the laws of the State of California.



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EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING
THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT HE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7 DAY PERIOD HAS PASSED. EMPLOYEE ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 3.



Dated:                               , 2000
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                                                  David Licurse





Dated:                               , 2000       By:
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                                                  @pos.com,  Inc.

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